                                                                   Exhibit 10.23


                           THIRD AMENDMENT TO LEASE

     THIS THIRD AMENDMENT TO LEASE (this "Amendment") is entered into as of the 27th day of April, 1999, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") (successor in interest to B.O. III, LTD., a Texas limited partnership ["Original Landlord"]) and VIGNETTE, INC., a Delaware corporation ("Tenant").

     WHEREAS, Original Landlord and Tenant executed that certain Office Lease Agreement (the "Lease Agreement") dated August 4, 1998 covering 66,900 square feet of Agreed Rentable Area in the building known as Barton Oaks Plaza III (the "Building"), as more particularly described therein;

     WHEREAS, the Lease Agreement has been amended pursuant to that certain First Amendment to Lease dated as of October 31, 1998 and that certain Second Amendment to Lease dated as of December 30, 1998, by and between Original Landlord and Tenant (the Lease Agreement, as amended, the "Lease");

     WHEREAS, Original Landlord has assigned its interest in the Building to Landlord;

     WHEREAS, pursuant to Rider 4 to the Lease, Tenant has exercised its right of first refusal to lease 13,331 square feet of Agreed Rentable Area on the third (3rd) floor of the Building shown on Exhibit A attached hereto (the "Third
                                           ---------
Floor Right of First Refusal Premises"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing Tenant's lease of the Third Floor Right of First Refusal Premises.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

1.   Premises.
     --------

     (a) Effective on the earlier to occur of (i) July 1, 1999, with such date being adjusted to a later date for each day of Landlord Delay (hereinafter defined) or (ii) the date Tenant occupies the Third Floor Right of First Refusal Premises for the conduct of business, (such earlier date, the "Third Floor Right of First Refusal Premises Commencement Date"), Item 2 of the Basic Lease Provisions shall be amended in its entirety to read as follows:

     Premises:

     a. Suite #: 500 ; Floors: A portion of the first (1st) floor and the entire fourth (4th) and fifth (5th) floors (the "Original Premises"); the remaining 5,049 square feet of Agreed Rentable Area on the first
          (1st) floor (the "First Floor Expansion Premises"), 12,009 square feet of Agreed Rentable Area on the third (3rd) floor (the "Third Floor Expansion Premises") (the First Floor Expansion Premises and the Third Floor Expansion Premises, collectively, the "Expansion Premises"); and 13,331 square feet of Agreed Rentable Area on the third (3rd) floor (the "Third Floor Right of First Refusal Premises").

     b.   Agreed Rentable Area: 97,289 square feet.

     (b) For purposes of determining the Third Floor Right of First Refusal Premises Commencement Date, "Landlord Delay" shall be defined as each day that Landlord fails to make a submittal or take any other action required by Landlord within the time period provided for such action under the Work Letter attached hereto as Exhibit B.
          ---------

2.   Basic Rent.  Effective on the Third Floor Right of First Refusal Premises
     ----------
Commencement Date, Item 3.a of the Basic Lease Provisions shall be amended to read as follows:

     a.   Basic Rent (See Article 2, Supplemental Lease Provisions):

          With respect to the Original Premises and the First Floor Expansion
          Premises:

                                 Rate Per Square Basic                      Basic
          Rental                 Foot of Agreed           Annual            Monthly
          Period                 Rentable Area            Rent              Rent
          ------                 -------------            ----              ----
          2/1/99 - 12/2/01       $16.50                   $1,187,158.50     $ 98,929.88
          12/3/01 - 12/2/03      $17.50                   $1,259,107.50     $104,925.62

          With respect to the Third Floor Expansion Premises:

                                 Rate Per Square          Basic             Basic
          Rental                 Foot of Agreed           Annual            Monthly
          Period                 Rentable Area            Rent              Rent
          ------                 -------------            ----              ----
          4/1/99 - 12/31/99      $17.00                   $  204,153.00     $ 17,012.75
          1/1/00 - 12/31/00      $17.25                   $  207,155.25     $ 17,262.93
          1/1/01 - 12/31/01      $17.50                   $  210,157.50     $ 17,513.12
          1/1/02 - 12/02/03      $17.75                   $  213,159.75     $ 17,763.31

         With respect to the Third Floor Right of First Refusal Premises:

                                  Rate Per Square          Basic             Basic
          Rental                 Foot of Agreed           Annual            Monthly
          Period                 Rentable Area            Rent              Rent
          ------                 -------------            ----              ----
          *Third Floor
          Right of First Refusal
          Premises
          Commencement
          Date -  Month 6        $21.75                   $  289,949.28     $ 24,162.44
          Month 7 - Month 23     $17.50                   $  233,292.48     $ 19,441.04
          Months 24 - 47         $18.25                   $  243,290.76     $ 20,274.23

          *The Third Floor Right of First Refusal Premises Commencement Date is hereby defined to mean the date which is the earlier to occur of (i) July 1, 1999, with such date being adjusted to a later date for each day of Landlord Delay (hereinafter defined) or (ii) the date Tenant occupies that portion of the Premises located on the third floor of the Building and containing 13,331 square feet of Agreed Rentable Area for the conduct of business. For purposes of determining the Third Floor Right of First Refusal Premises Commencement Date, "Landlord Delay" shall be defined as each day that Landlord fails to make a submittal or take any other action required by Landlord within the time period provided for such action under the work letter applicable to the Third Floor Right of First Refusal Premises.

          For purposes of determining the Basic Monthly Rent payable with respect to the Third Floor Right of First Refusal Premises, a "Month" shall be a period of time commencing on the same numeric day as the Third Floor Right of First Refusal Premises Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Third Floor Right of First Refusal Premises Commencement Date.

3.   Tenant's Pro Rata Share Percentage.  Effective on the Third Floor Right of
     ----------------------------------
First Refusal Premises Commencement Date, Item 4 of the Basic Lease Provisions shall be amended in its entirety to read as follows:

     a. Tenant's Pro Rata Share Percentage: 80.12% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).
     b. Tenant's Initial Monthly Payment of Additional Rent: $8.00 per square foot of Agreed Rentable Area; $64,859.33 per month.

4.   Term.  Item 5 of the Basic Lease Provisions is hereby amended in its
     ----
entirety to read as follows:

     a.   With respect to the Original Premises and the Expansion Premises, Five
          (5) years and Zero (0) months (see Article 1, Supplemental Lease Provisions).
     b.   With respect to the Third Floor Right of First Refusal Premises, Three
          (3) years and eleven (11) months (see Article 1, Supplemental Lease Provisions).

5.   Expiration Date.  Item 7 of the Basic Lease Provisions is hereby amended in
     ---------------
its entirety to read as follows:

     a. With respect to the Original Premises and the Expansion Premises, December 2, 2003 (as adjusted pursuant to Article 1, Supplemental Lease Provisions).
     b. With respect to the Third Floor Right of First Refusal Premises, May 31, 2003 (as adjusted pursuant to Article 1, Supplemental Lease Provisions)

6.   Amendment of Exhibit A.  Effective on the Third Floor Right of First
     ----------------------
Refusal Premises Commencement Date, Exhibit A attached hereto shall be added to
                                    ---------
and made a part of Exhibit A attached to the Lease.
                   ---------

7.   Amendment of Rider 1.  Effective on the Third Floor Right of First Refusal
     --------------------
Premises Commencement Date, Paragraphs 1 and 2 of Rider 1 of the Lease shall be
                                                  -------
amended in their entireties as follows:

     1. If, and only if, on the Expiration Date applicable to the Original Premises and the Expansion Premises and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below) with respect to the Original Premises and the Expansion Premises, (i) Tenant is not in default under this Lease, (ii) Tenant then occupies at least ninety percent (90%) of the Agreed Rentable Area of the Original Premises and the Expansion Premises and the Premises then consist of at least all the Original Premises and the Expansion Premises and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant, shall have and may exercise an option to renew this Lease with respect to the Original Premises and the Expansion Premises for two (2) additional terms of seven (7) years each (each, an "Original Premises Renewal Term") upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal after the expiration of the second Original Premises Renewal Term and (y) the rental for each Original Premises Renewal Term shall be the "Renewal Rental Rate", but in no event will the Base Annual Rent be less than the Base Annual Rent applicable to the Original Premises and the Expansion Premises for the last twelve (12) calendar months of the preceding term of the Lease.

          If, and only if, on the Expiration Date applicable to the Third Floor Right of First Refusal Premises and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below) with respect to the Third Floor Right of First Refusal Premises (i) Tenant is not in default under this Lease, (ii) Tenant then occupies the entire Third Floor Right of First Refusal Premises, and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant, shall have and may exercise an option to renew this Lease with respect to the Third Floor Right of First Refusal Premises for one (1) additional term of three (3) years (the "Third Floor Right of First Refusal Premises Renewal Term") upon the same terms and conditions contained in this Lease with the exceptions that
          (x) this Lease shall not be further available for renewal and (y) the rental for the Third Floor First Right of Refusal Premises Renewal Term shall be the "Renewal Rental Rate", but in no event will the Base Annual Rent be less than the Base Annual Rent applicable to the Third Floor Right of First Refusal Premises or the last twelve (12) calendar months of the preceding term of the Lease. Each Original Premises Renewal Term and the Third Floor Right of First Refusal Premises Renewal Term are sometimes hereinafter referred to as a "Renewal Term".

          The Renewal Rental Rate is hereby defined to mean the then prevailing rents (including, without limitation, those similar to the Basic Annual Rent and Additional Rent) payable by renewal tenants having a credit standing substantially similar to that of Tenant, for properties of equivalent quality, size, utility and location as the applicable portions of the Premises, including any additions thereto, located within the area described below and leased for a renewal term approximately equal to the applicable Renewal Term. The Renewal Rental Rate will take into consideration the tenant inducements offered in the renewal transactions considered by Landlord in determining the Renewal Rental Rate. Notwithstanding the foregoing, with respect to the Original Premises and the Expansion Premises, Tenant shall not be entitled to exercise the second renewal option unless Tenant exercises the first renewal option.

     2. If Tenant desires to renew this Lease with respect to the Original Premises and the Expansion Premises, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least nine (9) months but no more than twelve (12) months prior to the Expiration Date applicable to the Original Premises and the Expansion Premises, or the expiration of the first Renewal Term, as the case may be. If Tenant desires to renew this Lease with respect to the Third Floor Right of First Refusal Premises, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least nine (9) months but no more than twelve (12) months prior to the Expiration Date applicable to the Third Floor Right of First Refusal Premises. Landlord shall, within the next sixty (60) days, notify Tenant in writing of Landlord's determination of the Renewal Rental Rate and Tenant shall, within the next twenty (20) days following receipt of Landlord's determination of the Renewal Rental Rate, notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant's acceptance of

          Landlord's determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this Rider. If (i) Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate and does not invoke its rights under Paragraph D below, or (ii) Tenant does not notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate within such twenty
          (20) day period, this Lease shall end on the applicable Expiration Date and Landlord shall have no further obligations or liability hereunder with respect to the Original Premises and Expansion Premises or the Third Floor Right of Right Refusal Premises, as the case may be. If Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate and does invoke its rights under Paragraph D below (such notice, "Tenant's Notification"), this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent, with the Renewal Rental Rate determined in accordance with Paragraph D below.

8.   Security Deposit.  Concurrently with the execution hereof, Tenant shall pay
     ----------------
to Landlord the sum of $62,522.39, representing the Security Deposit for the Third Floor Right of First Refusal Premises.

9.   No Representations.  EXCEPT AS PROVIDED IN THE LEASE, LANDLORD HAS NOT MADE
     ------------------
AND DOES NOT HEREBY MAKE AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE THIRD FLOOR RIGHT OF FIRST REFUSAL PREMISES, ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE).

10.  Tenant's Improvements.  Landlord shall construct improvements in the Third
     ---------------------
Floor Right of First Refusal Premises subject to and in accordance with the terms and conditions of the Work Letter attached hereto as Exhibit B.
                                                           ---------

11.  Acceptance of the Third Floor Right of First Refusal Premises.  Tenant
     -------------------------------------------------------------
hereby accepts the Third Floor Right of First Refusal Premises for all purposes. Upon Substantial Completion of the improvements in the Third Floor Right of First Refusal Premises, Landlord and Tenant shall execute the Acceptance of Premises Memorandum substantially in the form of the Acceptance of Premises Memorandum executed in connection with the Lease.

12.  No Brokers.  Tenant warrants that it has had no dealings with any real
     ----------
estate broker or agent in connection with the negotiation of this Amendment, excepting only the broker named in Item 9 of the Basic Lease Provisions (The Alexander Company) and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment or otherwise in connection with the Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to brokers or agents other than the broker named in Item 9 of the Basic Lease Provisions.

13.  Authority.  Tenant and each person signing this Amendment on behalf of
     ---------
Tenant represents to Landlord as follows: (i) Tenant is a duly incorporated and validly existing under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

14.  Defined Terms.  All terms not otherwise defined herein shall have the same
     -------------
meaning as assigned to them in the Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

15.  Exhibits.  Each Exhibit attached hereto is made a part hereof for all
     --------
purposes.

16.  Entire Agreement.  This Amendment, together with the Lease, contains all of
     ----------------
the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                              LANDLORD

                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

                              By: Hill Partners Management Company, Inc., its authorized agent


                                    By: /s/ Beth Ann Signor
                                        -----------------------------------
                                    Name:   Beth Ann Signor
                                    Title:  President


                              TENANT:

                              VIGNETTE, INC., Delaware corporation



                              By: /s/ Jack F. Lynch
                                  -----------------------------------------
                              Name:   Jack F. Lynch
                              Title:  Vice President

                                   EXHIBIT A
                                   ---------

                THE THIRD FLOOR RIGHT OF FIRST REFUSAL PREMISES

                                   EXHIBIT B
                                   ---------

                                  WORK LETTER
                    PLANS TO BE AGREED UPON/FINISH ALLOWANCE

     This Exhibit is attached to and a part of that certain Third Amendment to Lease (the "Amendment") dated as of April 27, 1999, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and VIGNETTE, INC. ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the Lease (as defined in the Amendment). Landlord and Tenant mutually agree as follows:

1.   Space Plan.  On or before April 1, 1999, a space planner engaged by Tenant
     ----------
and approved by Landlord shall, at Tenant's expense, prepare and deliver to Landlord a space plan for the Third Floor Right of First Refusal Premises showing, regardless of the quantities of such items, the location of all partitions and doors and the lay-out of the First Floor Expansion Premises. Landlord will at all times cooperate with Tenant's space planner (who shall be subject to the reasonable approval of Landlord) to efficiently and expeditiously arrive at an acceptable lay-out of the Third Floor Right of First Refusal Premises. Landlord will approve or disapprove in writing the space plan within three (3) business days after receipt from Tenant and if disapproved, Landlord shall provide Tenant's space planner with specific reasons for disapproval. If Landlord fails to approve or disapprove the space plan on or before the end of such three (3) business day period, Landlord shall be deemed to have approved the last submitted space plan. The foregoing process shall be repeated until Landlord has approved (which shall include deemed approval) the space plan (such space plan, when approved by Landlord and Tenant, is herein referred to as the "Space Plan").

1.2  Compliance With Disability Acts.  Tenant has provided Tenant's space
     -------------------------------
planner with all information needed to cause the construction of Tenant's Improvements to be completed such that Tenant, the Third Floor Right of First Refusal Premises and Tenant's Improvements (as constructed) will be in compliance with the Disability Acts. TENANT SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF OR IN CONNECTION WITH ANY VIOLATION OF THE DISABILITY ACTS ARISING FROM OR OUT OF (i) Tenant's employer-employee obligations, or (ii) violations by Tenant and/or Tenant's Improvements or the Third Floor Right of First Refusal Premises not being in compliance with the Disability Acts. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the negligence or gross negligence of Landlord or Landlord's employees, agents or contractors.

1.3  Construction Plans.  On or before fifteen (15) days after approval of the
     ------------------
Space Plan by Landlord and Tenant, a licensed architect reasonably acceptable to Landlord (which architect may be the approved space planner if the space planner is a licensed architect), at Tenant's expense, will prepare construction plans and specifications (such construction plans and specifications, when approved by Landlord and Tenant, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of Tenant's improvements requested pursuant to the Space Plan (all improvements required by the Construction Plans are herein called "Tenant's Improvements"), including color and design schemes, detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building standard heating, ventilation and air conditioning equipment and controls. Within five (5) business days after construction plans and specifications are delivered to Landlord, Landlord shall approve or disapprove same in writing and if disapproved, Landlord shall provide Tenant's architect specific reasons for disapproval. The foregoing process shall continue until the construction plans and specifications are approved by Landlord; provided that if Landlord fails to respond in any five (5) business day period, Landlord shall be deemed to have approved the last submitted construction plans. Landlord hereby agrees that Landlord shall not be entitled to disapprove construction plans except for the following reasons: (i) the construction plans do not conform to applicable laws, rules and regulations,
(ii) the construction plans or specifications will not accommodate Building standard heating, cooling, mechanical, electrical or plumbing improvements,
(iii) the construction plans or specifications do not conform to the Space Plan,
(iv) the construction required by the construction plans could in

Landlord's judgment affect the structural integrity or any structural member of the Building or any part thereof or requires a floor of the Building to be cut through or in Landlord's judgment will adversely affect existing Building standard heating, cooling, mechanical, electrical or plumbing improvements in any part of the Building, (v) the design and/or color of the improvements which can been seen from the Common Areas do not conform to the design and/or color scheme generally found in other parts of the Building, (vi) the work required by the construction plans affects the exterior of the Third Floor Right of First Refusal Premises or the Building, or (vii) the construction plans are incomplete or contain material errors or omissions (collectively, "Permitted Objections"). Tenant shall reimburse Landlord for the cost of Landlord's architectural review of the Space Plan and the Construction Plans within thirty (30) days of receipt of an invoice therefor.

1.4  Changes to Approved Plans.  If any re-drawing or re-drafting of either the
     -------------------------
approved Space Plan or the approved Construction Plans is necessitated by changes (all of which shall be subject to Landlord's written approval) requested by Tenant after approval by Landlord and Tenant, the expense of any such re-drawing, re-drafting or re-reviewing by Landlord's architect required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

1.5  Coordination of Planners and Designers.  If Tenant shall arrange for
     --------------------------------------
interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

1.6. Building Standard Materials. Tenant shall use Building standard materials
     ---------------------------
in connection the design and construction of the Tenant's Improvements, including without limitation, Building standard doors, frames, hardware, lighting, ceiling tile and occupancy sensors.

2.   Construction and Costs of Tenant's Improvements.
     -----------------------------------------------

2.1  Selection of Contractor.
     -----------------------

     (a) Landlord agrees to bid the construction of Tenant's Improvements to at least three (3) mutually acceptable general contractors (unless a lesser number is approved by Tenant) within two (2) business days after Landlord's approval of the Construction Plans. Landlord shall request that all contractors submit their respective bids within two
          (2) weeks after receipt of the bid package. Landlord shall also submit the Construction Plans for permit within two (2) business days after Landlord's approval of the Construction Plans.

     (b) Landlord and Tenant shall jointly review any bids, and make adjustments in the bids, if necessary, for inconsistent assumptions in order to reflect an equitable comparison. Tenant shall select a contractor within two (2) business days after Landlord's receipt of all bids. Within three (3) business days after Tenant's selection of the Contractor, Landlord shall enter into a construction contract with the Contractor consistent with the terms of the bid to construct the Tenant's Improvements (the "Construction Contract").

2.2  Construction Obligation and Finish Allowance.
     --------------------------------------------

     (a) Landlord agrees to construct Tenant's Improvements, at Tenant's cost and expense; provided, however, Landlord shall provide Tenant with an allowance up to $233,292.50 (the "Third Floor Right of First Refusal Premises Finish Allowance"), which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements, which contract sum shall include without limitation, the costs of any and all payment and performance bonds required by Landlord in connection with the construction of Tenant's Improvements and any other costs incurred by such general contractor to comply with the construction requirements applicable to the Building (the "Contract Sum"), (ii) the fees of the preparer of the Space Plan and the Construction Plans, (iii) payment of the Construction Management Fee (hereinafter defined), and (iv) such other costs related to the leasehold improvements (such as equipment, appliances and furnishings) as Landlord specifically approves in writing, it being understood that Landlord shall have no obligation whatsoever to fund any portion of the Finish Allowance for such other costs. Upon completion of Tenant's Improvements and in consideration of Landlord administering the construction of Tenant's Improvements, Tenant agrees to pay Landlord a fee equal to five percent (5%) of the Contract Sum to construct Tenant's Improvements (the "Construction Management Fee") (the foregoing costs are collectively referred to as the "Permitted Costs").

     (b) Title to any equipment, appliances, furnishings or personalty installed in the Third Floor Right of First Refusal Premises and purchased with any portion of the Third Floor Right of First Refusal Premises Finish Allowance shall pass to Landlord upon payment of the invoice cost thereof and Tenant shall not remove any such equipment, appliances, furnishings or personalty from the Third Floor Right of First Refusal Premises without Landlord's express, prior written consent or unless requested by Landlord in connection with the expiration or earlier termination of the Lease.

2.3  Excess Costs.  If the sum of the Permitted Costs exceeds the Third Floor
     ------------
Right of First Refusal Premises Finish Allowance, then Tenant shall pay all such
excess costs ("Excess Costs").   Tenant agrees to keep the Third Floor Right of
First Refusal Premises free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate provided for in Section 15.10 of the Supplemental Lease Provisions from the date of payment by Landlord until the date paid by Tenant.

2.4  Construction Deposit.  Tenant shall remit to Landlord an amount (the
     --------------------
"Prepayment") equal to the projected Excess Costs, if any, within five (5) working days after commencement of construction by Landlord. Upon Substantial Completion of the Tenant's Improvements in the Third Floor Right of First Refusal Premises, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Section 2.4 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

3.   Substantial Completion and Punch List.  The terms "Substantial Completion"
     -------------------------------------
and "Substantially Complete," as applicable, shall mean when Tenant's Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Third Floor Right of First Refusal Premises for the Permitted Use (as described in Item 10 of the Basic Lease Provisions). When Landlord considers Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Third Floor Right of First Refusal Premises and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon.

4.   Tenant's Contractors.  If Tenant should desire to enter the Third Floor
     --------------------
Right of First Refusal Premises or authorize its agent to do so prior to Substantial Completion of the Tenant's Improvements in the Third Floor Right of First Refusal Premises, to perform approved work not requested of the Landlord, Landlord shall permit such entry if:

     (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

     (b) Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Third Floor Right of First Refusal Premises (collectively, "Tenant's Contractors"), work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

     (c) Tenant (notwithstanding the first sentence of subsection 7.201 of the Supplemental Lease Provisions), Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Third Floor Right of First Refusal Premises Commencement Date and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Third Floor Right of First Refusal Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Landlord is not responsible for the function and maintenance of Tenant's Improvements which are different than Landlord's standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant's Contractors pursuant to this Section 4 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

5.   Construction Representatives.  Landlord's and Tenant's representatives for
     ----------------------------
coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD'S REPRESENTATIVE:

     NAME      Sam Houston or Ben Greider
     ADDRESS   2800 Industrial Terrace
               Austin, Texas 78758
     PHONE     (512) 835-4455

TENANT'S REPRESENTATIVE:

     NAME      Kenny Hilbig
     ADDRESS   3410 Far West Boulevard, Suite 300
               Austin, Texas 78731
     PHONE     (512) 502-0223

6.   Building Shell.  Landlord shall perform the following Building shell work
     --------------
in connection the Third Floor Right of First Refusal Premises at Landlord's sole cost and expense:

     (a) Building standard VAV system, rigid duct work, perimeter slot diffusers (excluding internal zone flex duct and supply grills).

     (b)  Building standard window treatments.

     (c) Building standard ceiling grid installed with 2 x 4 ceiling tile stacked on the floor and 2 x 4 parabolic light fixtures at a ratio of 1 per 90 usable square feet stacked on the floor.

     (d)  Sprinkler heads installed at 1 per 225 usable square feet.

     (e)  All Building common areas installed.